Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (the “Amendment”) is made as of February 18, 2009, by and between INERGY HOLDINGS, L.P., a Delaware limited partnership (the “Borrower”), with its chief executive office located at Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112, and SOUTHWEST BANK OF ST. LOUIS, a Missouri banking corporation (the “Bank”), with an office located at 2301 S. Kingshighway Blvd., St. Louis, Missouri 63110. Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement referred to below.

Preliminary Statements

(b) The Bank and the Borrower are parties to that certain Credit Agreement dated as of August 9, 2005, as amended by the First Amendment to Credit Agreement dated as of April 10, 2007, and as further amended by the Second Amendment to Credit Agreement dated as of January 25, 2008 (as may be further amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Credit Agreement”).

(c) The Borrower has requested that the Bank modify the Credit Agreement as noted below.

(d) The Bank is willing to agree to the foregoing request, subject, however, to the terms, conditions, and agreements set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower agree as follows:

1. Modification to Section 2.2(a). The reference to “50%” in Section 2.2(a) of the Credit Agreement is hereby deleted and is hereby replaced with “80%.”

2. Modification to LTV Ratio. The references to “50%” in Section 3.4 of the Credit Agreement are hereby deleted and are hereby replaced with “80%.”

3. Modification to Section 3.12. Section 3.12 of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:

3.12 Conversion of All Subordinated Units to Common Units; Partial Release of Collateral. If (a) all Collateral consisting of Senior Subordinated Units and all Collateral consisting of Junior Subordinated Units are converted by the issuer thereof to Common Units, and (b) the Borrower causes the certificates evidencing all such converted Common Units to be delivered to the Bank, together with such executed blank stock powers or the like relating thereto as the Bank may reasonably request, such that the Bank has a perfected first priority Lien on such converted Common Units subject to no other Lien with the Bank’s Lien being perfected by “control” within the meaning of UCC §8-106(b)(1), and (c) at the time of the Borrower’s satisfaction of the requirements of subpart (b) immediately above (the “Delivery Date”), the LTV Ratio is less than 60%, then the Bank shall cause its Lien to be released on such portion of the Collateral selected by the Bank as is necessary to cause the LTV Ratio to equal but not exceed 60% as of the Delivery Date (and, in connection therewith, return to the applicable Credit Party the certificate(s) representing such released Collateral); provided, however, that (1) the Bank shall not be obligated to release any Lien if any Default or Event of Default exists on the Delivery Date; and (2) if the number of units represented by a certificate representing any particular Collateral is such that, were the Bank to release its Lien on all of the units represented by such certificate, the LTV Ratio would exceed 60% (the number of units represented by such certificate which cause the LTV ratio to exceed 60% being referred to herein as the “Excess Units”), the Bank shall not be obligated to release its Lien on such certificate (the “Original Pledged Certificate”) unless (i) the issuer of the Original Pledged Certificate or its transfer agent first agrees in a writing reasonably acceptable to the Bank to re-issue such certificate into two certificates and to return the certificate evidencing the Excess Units to the applicable Credit Party and to return the certificate evidencing the remaining units to the Bank (the “Replacement Pledged Certificate”), and (ii) the Borrower causes the applicable Credit Party to execute and deliver a blank stock power or the like relating to the Replacement Pledged Certificate as the Bank may reasonably request. Nothing in this Section 3.12 shall affect the Borrower’s obligations under Section 3.4 above except that, if the Bank has released any Lien pursuant to this Section 3.12 and thereafter the LTV Ratio exceeds 80%, the “additional Collateral” which may be pledged to the Bank pursuant to subpart (2) of Section 3.4 shall be limited to Common Units.

4. Reaffirmation of Credit Documents. The Borrower reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Bank, as a material inducement to the Bank to enter into this Amendment, that (a) the Borrower has no, and in any event waives any, defense, claim or right of setoff with respect to the Borrower’s obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which the Borrower is a party or the Bank’s actions or inactions in respect of any of the foregoing, and (b) after giving effect to this Amendment, all representations and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.

5. Conditions Precedent to Amendment. Except to the extent waived in a writing signed by the Bank and delivered to the Borrower, the Bank shall have no duties under this Amendment until the Bank shall have received fully executed originals of each of the following, each in form and substance satisfactory to the Bank:

(a) Amendment. This Amendment;

(b) Secretary’s Certificate. A certificate from the Secretary or Assistant Secretary of the Borrower certifying to the Bank that, among other things, (i) attached thereto as an exhibit is a true and correct copy of the resolutions of the board of directors or members of the Borrower authorizing the Borrower to enter into the transactions described in this Amendment and the execution, delivery and performance by the Borrower of such Credit Documents to which it is a party, (ii) the certificate of formation (or comparable organizational document) and the by-laws, membership or operating agreement of the Borrower, attached as an exhibit thereto, remain in full force and effect and have not been amended or otherwise modified or revoked, and (iii) attached thereto as an exhibit are certificates of good standing, of recent date, from the Secretary of State of Delaware and the Secretary of State of Missouri, certifying the good standing of the Borrower in such states as of such dates; and

(c) Other Documents. Such other documents as the Bank may reasonably request to further implement the provisions of this Amendment or the transactions contemplated hereby.

6. No Other Amendments; No Waiver of Default. Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms. By entering into this Amendment, the Bank is not waiving any Default or Event of Default which may exist on the date hereof.

7. Expenses. The Borrower agrees to pay and reimburse the Bank for all of its out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, operation, enforcement and administration of this Amendment, including the reasonable fees and expenses of counsel to the Bank.

8. Affirmation of Security Interest. The Borrower and each Guarantor hereby confirm and agree that any and all liens, security interests and other security or Collateral now or hereafter held by the Bank as security for payment and performance of the Note and the Obligations are renewed hereby and carried forth to secure payment and performance of the Note and the Obligations. The Credit Documents are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

9. Counterparts; Fax Signatures. This Amendment and any documents contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment and any documents contemplated hereby may be executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.

10. Governing Law. This Amendment shall be governed by the same law that governs the Credit Agreement.

[signature page to follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

INERGY HOLDINGS, L.P.,
as the Borrower

By:	Inergy Holdings GP, LLC, its sole general partner

By:
Name:
Title:

SOUTHWEST BANK OF ST. LOUIS

By:
Name:
Title:

By:
Name:
Title: